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                                                                  EXHIBIT 3.1(h)

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                      INTERACTIVE TELEPHONE NETWORK, INC.

     Interactive Telephone Network, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     1. That the Board of Directors of said corporation at a meeting duly convened and held, or by unanimous written consent, adopted the following resolution:

          RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Company to amend Article I of the Certificate of Incorporation to read as follows: "The name of the corporation is T.House & Company, Ltd."

     2. That said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     3. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by its president this 12th day of January 1999.


                                   /s/ HOWARD M. OVESON
                                   --------------------------------
                                   Howard M. Oveson, President



                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 03:01 PM 01/13/1999
                                                          991017125 - 2236742